Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2025 Fourth Quarter and Full Year Results
Strong FY25 Financial Results Fuel Confidence in Long-Term Aspirational Targets
Charleston, S.C. (February 10, 2026) — Blackbaud (NASDAQ: BLKB), the leader in AI for social impact, today announced financial results for its fourth quarter and full year ended December 31, 2025.
"2025 was another clear example of Blackbaud’s multi-year trajectory of extending our market leadership position and delivering strong financial results, such as our achievement of Rule of 40 two years ahead of schedule, as we executed on our key strategic and operational initiatives," said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. "We enter 2026 with tremendous optimism and confidence in our long-term strategy and a proven ability to execute. When you combine these two factors with our mission critical solutions empowered by AI, we believe Blackbaud is well positioned to benefit from the next wave of technological change alongside our customers."
Fourth Quarter 2025 Results Compared to Fourth Quarter 2024 Results:
•GAAP total revenue was $295.3 million, down 2.3% (driven by divestiture of EVERFI) and non-GAAP organic revenue increased 4.3%.
•GAAP recurring revenue was $290.8 million, down 1.8% (driven by divestiture of EVERFI) and represented 98.5% of total revenue. Non-GAAP organic recurring revenue increased 4.8%.
•GAAP income from operations was $59.1 million, with GAAP operating margin of 20.0%, an increase of 14,160 basis points.
•Non-GAAP income from operations was $88.7 million, with non-GAAP operating margin of 30.0%, an increase of 270 basis points.
•GAAP net income was $36.7 million, with GAAP diluted earnings per share of $0.76, up $7.82 per share.
•Non-GAAP net income was $56.9 million, with non-GAAP diluted earnings per share of $1.19, up $0.12 per share.
•Non-GAAP adjusted EBITDA was $104.5 million, up $2.3 million, with non-GAAP adjusted EBITDA margin of 35.4%, an increase of 160 basis points.
•Rule of 40 score of 39.7%.
•GAAP net cash provided by operating activities was $58.0 million, a decrease of $15.6 million, with GAAP operating cash flow margin of 19.6%, a decrease of 480 basis points.
•Non-GAAP free cash flow was $41.1 million, a decrease of $15.4 million, with non-GAAP free cash flow margin of 13.9%, a decrease of 480 basis points.
•Non-GAAP adjusted free cash flow was $41.4 million, a decrease of $15.9 million, with non-GAAP adjusted free cash flow margin of 14.0%, a decrease of 500 basis points.
"We executed firmly against our operating plan, delivering results that met or exceeded our financial guidance in 2025," said Chad Anderson, executive vice president and CFO, Blackbaud. "To our existing and prospective shareholders, over the next five years we are committed to delivering an attractive financial model. The combination of healthy top‑line growth, margin expansion, EPS improvement, and strong free cash flow reflects the strength of our model and positions us well to continue to deliver our financial thesis."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP

PRESS RELEASE
financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud Announces Reauthorized, Expanded and Replenished $1 Billion Stock Repurchase Program and Increased Stock Repurchase Expectations for 2025
•Blackbaud Partners with Anthropic on Groundbreaking New Way to Experience the Power of Purpose-Built AI
•Blackbaud Showcases AI-Powered Innovation and Intelligent Workflows at Bi-Annual Product Update Briefings
•Blackbaud Recognized on Newsweek’s America’s Most Responsible Companies List for Fifth Consecutive Year
•Blackbaud Welcomes 11 Innovative Startups to its Social Good Tech Accelerator
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Full-Year 2025 Results Compared to Full-Year 2024 Results:
•GAAP total revenue was $1.1 billion, down 2.3% (driven by divestiture of EVERFI) and non-GAAP organic revenue increased 5.5%.
•GAAP recurring revenue was $1.1 billion, down 2.0% (driven by divestiture of EVERFI) and represented 98.0% of total revenue. Non-GAAP organic recurring revenue increased 5.8%.
•GAAP income from operations was $190.8 million, with GAAP operating margin of 16.9%, an increase of 4,040 basis points.
•Non-GAAP income from operations was $344.4 million, with non-GAAP operating margin of 30.5%, an increase of 290 basis points.
•GAAP net income was $115.0 million, with GAAP diluted earnings per share of $2.37, up $8.29 per share.
•Non-GAAP net income was $215.5 million, with non-GAAP diluted earnings per share of $4.45, up $0.39 per share.
•Non-GAAP adjusted EBITDA was $405.3 million, up $17.3 million, with non-GAAP adjusted EBITDA margin of 35.9%, an increase of 220 basis points.
•Rule of 40 score of 41.4%.
•GAAP net cash provided by operating activities was $265.6 million, a decrease of $30.4 million, with GAAP operating cash flow margin of 23.5%, a decrease of 210 basis points.
•Non-GAAP free cash flow was $203.5 million, a decrease $25.2 million, with non-GAAP free cash flow margin of 18.0%, a decrease of 180 basis points.
•Non-GAAP adjusted free cash flow was $208.2 million, a decrease of $36.5 million, with non-GAAP adjusted free cash flow margin of 18.5%, a decrease of 270 basis points.

PRESS RELEASE
Financial Outlook
Blackbaud today announced its 2026 full year financial guidance:
•GAAP revenue of $1.173 billion to $1.179 billion
•Non-GAAP adjusted EBITDA of $430 million to $438 million
•Non-GAAP diluted earnings per share of $5.15 to $5.25
•Non-GAAP free cash flow of $280 million to $290 million
Included in its 2026 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $62 million to $66 million
•Fully diluted shares for the year are expected to be approximately 45.0 million to 46.0 million
•Capital expenditures for the year are expected to be approximately $60 million to $70 million, including approximately $52 million to $62 million of capitalized software development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud has used non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, capital expenditures for property and equipment, plus cash outflows related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures, including no longer using adjusted free cash flow (while retaining free cash flow) going forward as a non-GAAP measure for analyzing operating performance.
Stock Repurchase Program
As of December 31, 2025, Blackbaud had approximately $961 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in December 2025. Based on our current plans, we expect total repurchases during 2026 to represent between 5.0% and 10.0% of our outstanding common stock as of December 31, 2025.
Financial Statement Presentation
Reclassifications
Our revenue from "recurring" and "one-time services and other" have been combined within "revenue" beginning in 2025 due to the immateriality of our one-time services and other revenue. In order to provide comparability between periods presented, our “recurring“ and “one-time services and other" revenue lines have been combined within “revenue" in the previously reported consolidated statements of comprehensive income to conform to the presentation of the current period. Similarly, "cost of recurring" and "cost of one-time services and other" have been combined within "cost of revenue" in the previously reported consolidated statements of comprehensive income to conform to the presentation of the current period.

PRESS RELEASE
Conference Call Details
What:    Blackbaud's Fourth Quarter and Full Year 2025 Conference Call
When:    February 10, 2026
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world's leading provider of AI-powered solutions for social impact. Serving nonprofits, educational institutions, companies committed to corporate social responsibility and individual change makers, Blackbaud propels impact at scale with the sector’s most intelligent solutions for fundraising and engagement, education solutions, financial management and CSR and grantmaking. With the deepest expertise powered by the world’s largest philanthropic data set, the most connected workflows, and the most powerful impact network, Blackbaud's solutions are building a future where resources are unleashed at the speed of need. Blackbaud has been recognized by Fast Company, Newsweek, Quartz, Forbes and more for AI innovation, responsible leadership and workplace excellence. Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

PRESS RELEASE
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud also has used non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment, plus cash outflows related to the Security Incident. Blackbaud believes non-GAAP free cash flow and (historically) non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. However, because costs and cash outflows related to the Security Incident are now substantially complete, beginning in 2026 Blackbaud will no longer adjust for cash outflows related to the Security Incident while continuing to use non-GAAP free cash flow to analyze operating performance. Non-GAAP free cash flow and non-GAAP adjusted free cash flow are not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies, if any, acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; Security Incident-related costs; and impairment and disposition charges.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$38,914	$67,628
Restricted cash	720,061	741,884
Accounts receivable, net of allowance of $5,876 and $5,228 at December 31, 2025 and December 31, 2024, respectively	80,517	83,539
Customer funds receivable	1,308	1,970
Prepaid expenses and other current assets	89,290	81,572
Total current assets	930,090	976,593
Property and equipment, net	85,076	91,926
Operating lease right-of-use assets	4,630	26,554
Software development costs, net	155,842	148,319
Goodwill	1,056,815	1,052,506
Intangible assets, net	106,654	132,881
Other assets	51,575	67,221
Total assets	$2,390,682	$2,496,000
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$27,344	$50,810
Accrued expenses and other current liabilities	43,272	76,484
Due to customers	719,833	742,340
Debt, current portion	22,660	23,875
Deferred revenue, current portion	368,986	358,546
Total current liabilities	1,182,095	1,252,055
Debt, net of current portion	1,087,037	1,051,110
Deferred tax liability	21,981	24,999
Deferred revenue, net of current portion	2,778	2,015
Operating lease liabilities, net of current portion	4,605	34,186
Other liabilities	7,132	4,796
Total liabilities	2,305,628	2,369,161
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 72,312,354 and 70,943,373 shares issued at December 31, 2025 and December 31, 2024, respectively; 46,705,325 and 49,245,588 shares outstanding at December 31, 2025 and December 31, 2024, respectively	72	71
Additional paid-in capital	1,391,641	1,291,442
Treasury stock, at cost; 25,607,029 and 21,697,785 shares at December 31, 2025 and December 31, 2024, respectively	(1,316,224)	(1,060,348)
Accumulated other comprehensive loss	(5,948)	(4,869)
Retained earnings (accumulated deficit)	15,513	(99,457)
Total stockholders’ equity	85,054	126,839
Total liabilities and stockholders’ equity	$2,390,682	$2,496,000

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Revenue	$295,256	$302,113	$1,128,365	$1,154,624
Cost of revenue	122,972	139,583	465,073	523,198
Gross profit	172,284	162,530	663,292	631,426
Operating expenses
Sales, marketing and customer success	44,769	50,099	177,564	197,499
Research and development	33,778	37,635	138,130	153,680
General and administrative	34,031	35,881	154,610	142,723
Amortization of intangible assets	564	817	2,234	3,541
EVERFI disposition	—	405,360	—	405,360
Total operating expenses	113,142	529,792	472,538	902,803
Income (loss) from operations	59,142	(367,262)	190,754	(271,377)
Interest expense	(15,840)	(15,503)	(67,970)	(55,634)
Other income, net	2,531	4,895	8,999	14,549
Income (loss) before provision (benefit) for income taxes	45,833	(377,870)	131,783	(312,462)
Income tax provision (benefit)	9,144	(31,506)	16,813	(12,938)
Net income (loss)	$36,689	$(346,364)	$114,970	$(299,524)
Earnings (loss) per share
Basic	$0.78	$(7.06)	$2.41	$(5.92)
Diluted	$0.76	$(7.06)	$2.37	$(5.92)
Common shares and equivalents outstanding
Basic weighted average shares	46,845,015	49,051,396	47,680,184	50,560,538
Diluted weighted average shares	47,960,158	49,051,396	48,469,961	50,560,538
Other comprehensive income (loss)
Foreign currency translation adjustment	$568	$(8,439)	$8,867	$(2,822)
Unrealized gain (loss) on derivative instruments, net of tax	2,682	10,457	(9,946)	(359)
Total other comprehensive income (loss)	3,250	2,018	(1,079)	(3,181)
Comprehensive income (loss)	$39,939	$(344,346)	$113,891	$(302,705)

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2025	2024
Cash flows from operating activities
Net income (loss)	$114,970	$(299,524)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	86,215	121,665
Provision for credit losses and sales returns	4,382	4,932
Stock-based compensation expense	92,910	104,968
Deferred taxes	(181)	(69,530)
Amortization of deferred financing costs and discount	2,480	2,538
Loss on disposition of businesses	—	16,847
EVERFI impairment charges	—	390,204
Other non-cash adjustments	(5,177)	2,462
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(938)	4,729
Prepaid expenses and other assets	(4,487)	3,193
Trade accounts payable	(23,535)	28,336
Accrued expenses and other liabilities	(10,826)	(12,990)
Deferred revenue	9,737	(1,861)
Net cash provided by operating activities	265,550	295,969
Cash flows from investing activities
Purchase of property and equipment	(7,767)	(7,443)
Capitalized software development costs	(54,236)	(59,757)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(700)	—
Cash used in disposition of business	(12,235)	(1,179)
Other investing activities	—	(5,029)
Net cash used in investing activities	(74,938)	(73,408)
Cash flows from financing activities
Proceeds from issuance of debt	404,500	1,441,400
Payments on debt	(369,784)	(1,144,709)
Debt issuance costs	—	(6,458)
Employee taxes paid for withheld shares upon equity award settlement	(40,403)	(56,828)
Change in due to customers	(25,557)	46,957
Change in customer funds receivable	997	(1,679)
Purchase of treasury stock, including excise tax payments	(217,152)	(418,034)
Net cash used in financing activities	(247,399)	(139,351)
Effect of exchange rate on cash, cash equivalents and restricted cash	6,250	(1,955)
Net (decrease) increase in cash, cash equivalents and restricted cash	(50,537)	81,255
Cash, cash equivalents and restricted cash, beginning of year	809,512	728,257
Cash, cash equivalents and restricted cash, end of year	$758,975	$809,512
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$38,914	$67,628
Restricted cash	720,061	741,884
Total cash, cash equivalents and restricted cash in the statement of cash flows	$758,975	$809,512

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
GAAP Revenue	$295,256	$302,113	$1,128,365	$1,154,624

GAAP gross profit	$172,284	$162,530	$663,292	$631,426
GAAP gross margin	58.4%	53.8%	58.8%	54.7%
Non-GAAP adjustments:
Add: Stock-based compensation expense	2,719	4,026	11,517	14,092
Add: Amortization of intangibles from business combinations	6,761	12,988	27,644	56,957
Add: Employee severance	—	—	284	—
Subtotal	9,480	17,014	39,445	71,049
Non-GAAP gross profit	$181,764	$179,544	$702,737	$702,475
Non-GAAP gross margin	61.6%	59.4%	62.3%	60.8%

GAAP income (loss) from operations	$59,142	$(367,262)	$190,754	$(271,377)
GAAP operating margin	20.0%	(121.6)%	16.9%	(23.5)%
Non-GAAP adjustments:
Add: Stock-based compensation expense	21,831	28,538	92,910	104,968
Add: Amortization of intangibles from business combinations	7,325	13,805	29,878	60,498
Add: Employee severance	—	—	1,905	—
Add: Acquisition and disposition-related costs(1)	112	1,201	25,891	6,100
Add: Security Incident-related costs(2)	282	918	3,104	13,700
Add: EVERFI impairment and disposition charges	—	405,360	—	405,360
Subtotal	29,550	449,822	153,688	590,626
Non-GAAP income from operations	$88,692	$82,560	$344,442	$319,249
Non-GAAP operating margin	30.0%	27.3%	30.5%	27.6%

GAAP income (loss) before provision (benefit) for income taxes	$45,833	$(377,870)	$131,783	$(312,462)
GAAP net income (loss)	$36,689	$(346,364)	$114,970	$(299,524)

Shares used in computing GAAP diluted earnings (loss) per share	47,960,158	49,051,396	48,469,961	50,560,538
GAAP diluted earnings (loss) per share	$0.76	$(7.06)	$2.37	$(5.92)

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	9,144	(31,506)	16,813	(12,938)
Add: Total non-GAAP adjustments affecting income from operations	29,550	449,822	153,688	590,626
Non-GAAP income before provision for income taxes	75,383	71,952	285,471	278,164
Assumed non-GAAP income tax provision(3)	18,469	17,628	69,941	68,150
Non-GAAP net income	$56,914	$54,324	$215,530	$210,014

Shares used in computing non-GAAP diluted earnings per share	47,960,158	50,591,254	48,469,961	51,750,308
Non-GAAP diluted earnings per share	$1.19	$1.07	$4.45	$4.06
(1)Includes charges of $24.3 million incurred during the year ended December 31, 2025 related to the release from our lease for office space in Washington, DC (which was acquired as part of our acquisition of EVERFI in December 2021) and noncash impairment charges incurred during the twelve months ended December 31, 2024 related to the sublease of our Washington, DC office location prior to the EVERFI disposition.
(2)Includes Security Incident-related costs incurred during the twelve months ended December 31, 2025 and 2024 of $3.1 million and $13.7 million, respectively, which included approximately $1.1 million and $6.8 million, respectively, in recorded accruals for loss contingencies. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. As of December 31, 2025, we do not have any recorded liabilities for loss contingencies related to the Security Incident.
(3)We use a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. We base this rate on our estimated annual GAAP income tax rate, adjusted for items excluded from GAAP income when calculating non-GAAP income and for significant nonrecurring tax adjustments. We review this non-GAAP tax rate annually to determine whether it remains appropriate for evaluating our financial performance. In conducting this review, we consider our GAAP annual effective tax rate, changes in tax legislation, non-GAAP adjustments, and shifts in the geographic mix of revenues and expenses. We also evaluate other factors that we deem significant. Because the tax treatment of non-GAAP adjustments differs from GAAP and because of our methodology for estimating the annual tax rate, the non-GAAP tax rate may differ from the GAAP tax rate and from our actual tax liabilities.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
GAAP revenue	$295,256	$302,113	$1,128,365	$1,154,624
GAAP revenue growth	(2.3)%		(2.3)%
Less: Non-GAAP revenue from divested businesses(1)	—	(19,096)	—	(85,565)
Non-GAAP organic revenue(2)	$295,256	$283,017	$1,128,365	$1,069,059
Non-GAAP organic revenue growth	4.3%		5.5%

Non-GAAP organic revenue(2)	$295,256	$283,017	$1,128,365	$1,069,059
Foreign currency impact on non-GAAP organic revenue(3)	(940)	—	(3,516)	—
Non-GAAP organic revenue on constant currency basis(3)	$294,316	$283,017	$1,124,849	$1,069,059
Non-GAAP organic revenue growth on constant currency basis	4.0%		5.2%

GAAP recurring revenue	$290,755	$296,083	$1,106,161	$1,128,243
GAAP recurring revenue growth	(1.8)%		(2.0)%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	(18,643)	—	(82,550)
Non-GAAP organic recurring revenue(2)	$290,755	$277,440	$1,106,161	$1,045,693
Non-GAAP organic recurring revenue growth	4.8%		5.8%

Non-GAAP organic recurring revenue(2)	$290,755	$277,440	$1,106,161	$1,045,693
Foreign currency impact on non-GAAP organic recurring revenue(3)	(929)	—	(3,501)	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$289,826	$277,440	$1,102,660	$1,045,693
Non-GAAP organic recurring revenue growth on constant currency basis	4.5%		5.4%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses in the prior period. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
GAAP net income (loss)	$36,689	$(346,364)	$114,970	$(299,524)
Non-GAAP adjustments:
Add: Interest, net	13,942	13,638	60,078	45,788
Add: GAAP income tax provision (benefit)	9,144	(31,506)	16,813	(12,938)
Add: Depreciation	2,230	3,207	10,053	12,828
Add: Amortization of intangibles from business combinations	7,325	13,805	29,878	60,498
Add: Amortization of software development costs(1)	12,911	13,325	49,692	51,240
Subtotal	45,552	12,469	166,514	157,416
Non-GAAP EBITDA	$82,241	$(333,895)	$281,484	$(142,108)
Non-GAAP EBITDA margin(2)	27.9%		24.9%

Non-GAAP adjustments:
Add: Stock-based compensation expense	$21,831	$28,538	$92,910	$104,968
Add: Employee severance	—	—	1,905	—
Add: Acquisition and disposition-related costs(3)	112	1,201	25,891	6,100
Add: Security Incident-related costs(3)	282	918	3,104	13,700
Add: EVERFI impairment and disposition charges	—	405,360	—	405,360
Subtotal	22,225	436,017	123,810	530,128
Non-GAAP adjusted EBITDA	$104,466	$102,122	$405,294	$388,020
Non-GAAP adjusted EBITDA margin(4)	35.4%		35.9%

Rule of 40(5)	39.7%		41.4%

Non-GAAP adjusted EBITDA	$104,466	$102,122	$405,294	$388,020
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(382)	(559)	(1,785)	(1,618)
Non-GAAP adjusted EBITDA on constant currency basis(6)	$104,084	$101,563	$403,509	$386,402
Non-GAAP adjusted EBITDA margin on constant currency basis	35.4%		35.9%

Rule of 40 on constant currency basis(7)	39.4%		41.1%
(1)Includes amortization expense related to software development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Years ended December 31,
	2025	2024
GAAP net cash provided by operating activities	$265,550	$295,969
GAAP operating cash flow margin	23.5%	25.6%
Non-GAAP adjustments:
Less: purchase of property and equipment	(7,767)	(7,443)
Less: capitalized software development costs	(54,236)	(59,757)
Non-GAAP free cash flow	$203,547	$228,769
Non-GAAP free cash flow margin	18.0%	19.8%
Non-GAAP adjustments:
Add: Security Incident-related cash flows	4,640	15,925
Non-GAAP adjusted free cash flow	$208,187	$244,694
Non-GAAP adjusted free cash flow margin	18.5%	21.2%